EXHIBIT 3.1
                            ARTICLES OF INCORPORATION
                                       OF

                            L. PECK ENTERPRISES, INC.

     FIRST.      The  name  of  the  corporation  is:

                            L. PECK ENTERPRISES, INC.

     SECOND. Its principal office in the State of Nevada a is located at 2527 North Carson Street, Suite 205, Carson City, Nevada 89701, that this corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

     THIRD.     The  objects for which this Corporation is formed are: To engage in  any  lawful  activity.

     FOURTH. That the total number of voting common stock authorized that may be used by the Corporation is TWENTY FIVE HUNDRED (2,500) shares of stock without nominal or par value and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

     FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decrease in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to less than three
(3), except that in cases where all the shares of the corporation are unissued or owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but no less than the number of stockholders.
     The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:


     NAME                         POST  OFFICE  ADDRESS
     ----                         ---------------------
Dorothy  J.  Laughlin               2527  N  Carson,  Suite  205,
Carson  City,  NV   89701


     SIXTH.     The capital stock, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH.     The  name  and post office address of the Incorporator signing the  Articles  of  Incorporation  is  as  follows:

     NAME                         POST  OFFICE  ADDRESS
     ----                         ---------------------
Dorothy  J.  Laughlin               2527  N  Carson,  Suite  205,
Carson  City,  NV   89701


     EIGHTH.     The  corporation  is  to  have  perpetual  existence.

     NINTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
     Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.
     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.
     By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.
     When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

     TENTH.     No  shareholder  shall  be  entitled  as  a  matter  of right to subscribe for or receive additional shares of any class of stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

     ELEVENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand this 25th day of March, 1983.

                              /s/  Dorothy  J.  Laughlin
                              _____________________________
                              Dorothy  J.  Laughlin



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STATE  OF  NEVADA          )
COUNTY  OF  CARSON          )

On this 25th day of March, 1983, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for the County of Carson, State of Nevada, personally appeared:

                               Dorothy J. Laughlin

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he/she executed the same.

NOTARY  SEAL                    /S/  Angela  Zimmerman
                                ----------------------
                              Notary  Public

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
              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           OF WESTERN GLORY HOLE, INC.



     We, the undersigned, Fred Hefferon, President and John Riche, Secretary of Western Glory Hole, Inc., do hereby certify that the Board of Directors of said corporation at a meeting duly convened, held on the 14th day of April, 1999 adopted a resolution to amend the original articles as follows:

ARTICLE  FIRST  WHICH  PRESENTLY  READS  AS  FOLLOWS:

                                  ARTICLE FIRST
                                 CORPORATE NAME

           The name of the corporation is:  L. Peck Enterprises, Inc.

IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

                                  ARTICLE FIRST
                                 CORPORATE NAME

The  name  of  the  corporation  is:  WESTERN  GLORY  HOLE,  INC.


ARTICLE  FOURTH  WHICH  PRESENTLY  READS  AS  FOLLOWS:

                                 ARTICLE FOURTH
                                      STOCK

     That the total number of voting common stock authorized that may be used by the Corporation is TWENTY FIVE HUNDRED (2,500) shares of stock without nominal or par value and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

                                 ARTICLE FOURTH
                                      STOCK
     The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and nonassessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

     The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of stock of this Corporation.


ARTICLE  FIFTH  WHICH  PRESENTLY  READS  AS  FOLLOWS:

                                  ARTICLE FIFTH
                                    DIRECTORS

     The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decrease in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are unissued or owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but no less than the number of stockholders.
     The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

     NAME                         POST  OFFICE  ADDRESS
     ----                         ---------------------
Dorothy  J.  Laughlin               2527  N  Carson,  Suite  205,
Carson  City,  NV   89701

IS  HEREBY  AMENDED  TO  READ  AS  FOLLOWS:

                                  ARTICLE FIFTH
                                    DIRECTORS

     The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allow by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Director may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

     The Board of Directors may consist from one (1) to nine (9) directors, as determined, from time to time by the then existing Board of Directors.

                  THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED
                  ---------------------------------------------

                                 ARTICLE TWELVE
                                COMMON DIRECTORS

     As provide by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated in this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.


                                ARTICLE THIRTEEN
                       LIABILITY OF DIRECTORS AND OFFICERS

     No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholder for monetary damage for any breach shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article, shall be liable to the extent provided by applicable law, for acts or omission which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.

                                ARTICLE FOURTEEN
           ELECTION REGARDING NRS 78.378 - 78.3793 AND 78.411 - 78.444

     This  corporation  shall NOT be governed by nor shall the provisions of NRS
78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding share of the Corporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and notices meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 517,500; that the said change(s) and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

               /s/  Fred  Hefferon
               ______________________________________
               Fred  Hefferon,  President


               /s/  John  Riche
               ______________________________________
               John  Riche,  Secretary/Treasurer


State  of  Utah
County  of  Salt  Lake

On April 14, 1999, personally appeared before me, a Notary Public, Fred Hefferon and John Riche who acknowledged that they executed the above instrument.

  [NOTARY  SEAL]          /s/  Lynette  Noerring
                         _______________________________
                         Notary  Public

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